CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated: November 17, 2006, relating to the financial statements and financial highlights which appear in the September 30, 2006, Annual Report to Shareholders of Phoenix Bond Fund; December 20, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006, Annual Reports to Shareholders of Phoenix Core Bond Fund, Phoenix High Yield Fund, Phoenix Money Market Fund, Phoenix Multi-Sector Fixed Income Fund, Phoenix Multi-Sector Short Term Bond Fund, and Phoenix Market Neutral Fund; January 15, 2007, relating to the financial statements and financial highlights which appear in the November 30, 2006, Annual Report to Shareholders of Phoenix Emerging Markets Bond Fund, Phoenix International Strategies Fund, and Phoenix Real Estate Securities Fund; April 23, 2007, relating to the financial statements and financial highlights which appear in the February 28, 2007, Annual Report to Shareholders of Phoenix Foreign Opportunities Fund; June 22, 2007, relating to the financial statements and financial highlights which appear in the April 30, 2007, Annual Reports to Shareholders of Phoenix CA Tax-Exempt Bond Fund and Phoenix Global Utilities Fund; August 21, 2007, relating to the financial statements and financial highlights which appear in the June 30, 2007, Annual Report to Shareholders of Phoenix Worldwide Strategies Fund; and September 13, 2007, relating to the financial statements and financial highlights which appear in the July 31, 2007, Annual Report to Shareholders of Phoenix Wealth Accumulator PHOLIO, Phoenix Wealth Builder PHOLIO, Phoenix Wealth Guardian PHOLIO, and Phoenix Diversifier PHOLIO (all constituting the Phoenix Opportunities Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Non-Public Holdings Information”, “Independent Registered Public Accounting Firm” and “Reports to Shareholders” in such Registration Statement.

Boston, Massachusetts

September 20, 2007